Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) made this 12th day of October, 2006 by and between AVANTOGEN ONCOLOGY, INC., a Nevada corporation with offices at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 (“Borrower”) and CHOPIN OPUS ONE, L.P., a Cayman Islands limited partnership with offices c/o Chopin Capital Partners, LLC, 2150 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 (“Lender”).

W I T N E S S E T H

WHEREAS, Borrower requires interim financing to supplement its working capital resources; and

WHEREAS, Lender is willing to provide Borrower with such financing on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Loan.

a. Loan Commitment. In consideration of the issuance of warrants (the “Warrants”) in the form of Exhibit A hereto to purchase 1,000,000 shares of Borrower’s Common Stock and subject to and in accordance with the terms and conditions of this Agreement, Lender hereby agrees to lend to Borrower One Million Dollars ($1,000,000.00) (the “Loan”). Lender shall make the Loan by wire transfer of immediately available funds to Borrower’s account with Bank of America (Century City Branch).

b. Note. The Loan shall be evidenced by a promissory note of Borrower in the form of Exhibit B attached hereto (the “Note”), dated as of the date hereof, payable to Lender in the original principal amount of the Loan.

c. Use of Proceeds of the Loan. The proceeds of the Loan shall be used for Borrower’s general working capital purposes.

d. Repayment of the Loan. Borrower shall repay the Loan (together with accrued interest thereon) on December 31, 2006 (the “Maturity Date”). Notwithstanding the foregoing, Borrower may prepay the Loan, in whole or in part, together with interest thereon, at any time without premium or penalty.

e. Interest. Borrower shall pay interest on the unpaid principal amount of the Loan at the rate of ten percent (10%) per annum.

2. Security. The Loan and the indebtedness evidenced by the Note shall be secured by a first priority security interest in all of the assets of Borrower (the “Assets”) pursuant to that certain Security Agreement of even date herewith between Borrower and Lender in the form of Exhibit C attached hereto (the “Security Agreement”).

3. No Liens. Borrower shall not at any time create, incur, assume or suffer to exist any lien on the Assets or agree or become or remain liable (contingently or otherwise) to do any of the foregoing.

4. Events of Default. Each of the following constitutes an “Event of Default” hereunder:

(a) Borrower fails to pay any amount of the Loan when demanded by Lender in accordance with the terms of this Agreement or the Note; or

(b) Borrower breaches any material provision of this Agreement, the Note or the Security Agreement and such breach, if curable, is not cured within thirty (30) days after notice of such breach is received by Borrower; or

(c) (i) Borrower commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to Borrower, or seeking to adjudicate Borrower bankrupt or insolvent, or seeking arrangement, adjustment, liquidation, composition or other relief with respect to Borrower or Borrower’s debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower’s assets, or Borrower makes a general assignment for the benefit of its creditors;

(ii) There is commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days;

(iii) There is commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Borrower’s assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(iv) Borrower takes any action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set forth in clause (i), (ii) or (iii) above; or

(v) Borrower generally does not, is unable to or admits in writing its inability to pay its debts as they become due.

(d) Any material representation or warranty by Borrower in this Agreement, the Note or the Security Agreement shall have been incorrect when made; or

(e) Any security interest created by the Security Agreement on any material Assets of the Borrower shall cease to be, or shall be asserted by Borrower not to be, a valid, perfected first priority security interest in the Assets.

If an Event of Default occurs, Lender may, upon notice to Borrower, declare the Loan and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower to the extent permitted by applicable law.

5. Miscellaneous.

a. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or confirmed email, to the parties at their addresses set forth at the beginning of this Agreement. Either party hereto may change its address for notices and other communications hereunder by notice to the other party. All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

b. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to applicable principles of conflicts of laws thereof.

c. Amendments; Waivers. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement is enforceable as against Borrower unless such amendment, modification, waiver or consent is signed by Borrower and signed and delivered by Lender. Any amendment, modification, waiver or consent hereunder is effective only in the specific instance and for the specific purpose for which given.

d. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Signatures may be exchanged by facsimile, and each party hereto agrees to be bound by its own facsimile signature and to accept the facsimile signature of the other party.

e. Integration. This Agreement and any agreement, document or instrument attached hereto or referred to herein, including the Security Agreement, the Note and the Warrants, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

f. Headings. The headings of the various paragraphs of this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AVANTOGEN ONCOLOGY, INC.

By:
Angela Bronow Davanzo
Chief Financial Officer

CHOPIN OPUS ONE, L.P.

By: Chopin Holdings, Ltd., its General Partner
By: Greenland Ltd., Its Director

By:
Angelo M. Venardos
Authorized Signatory

EXHIBIT A

Form of Warrant

EXHIBIT B

Form of Note

EXHIBIT C

Form of Security Agreement